Exhibit 32.1

Certification pursuant to 18 U.S.C. Section 1350,

as adopted pursuant to Section 906 of the

Sarbanes-Oxley Act of 2002

In connection with the Annual Report on Form 10-K of Sportsman’s Warehouse Holdings, Inc. (the “Registrant”) for the fiscal year ended January 30, 2021, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), Jon Barker, as President and Chief Executive Officer of the Registrant, and Robert K. Julian, the Chief Financial Officer and Secretary of the Registrant, hereby certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that, to the best of their knowledge:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Date: April 2, 2021

/s/ Jon Barker
Jon Barker
President and Chief Executive Officer

Date: April 2, 2021

/s/ Robert K. Julian
Robert K. Julian
Chief Financial Officer and Secretary

The foregoing certification is being furnished pursuant to 18 U.S.C. Section 1350. It is not being filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and it is not to be incorporated by reference into any filing of the Company, regardless of any general incorporation language in such filing.